EXHIBIT 24

                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that the undersigned hereby authorizes, designates and appoints Austin F. Reed, Michael J. McCullough and Elizabeth C. Restivo, and each of them, his/her true and lawful attorney-in-fact and agent to sign and file with the Securities and Exchange Commission on his/her behalf with respect to the ownership of, or transactions in, securities of The Brink's Company, any report, statement or form (including Form 3, Form 4 and Form 5), and to do any and all acts and things for purposes of complying with Section 16 of the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder; and the undersigned does hereby ratify and confirm all that each of said attorneys shall do or cause to be done by virtue hereof.

      The authorization contained herein shall continue in effect until revoked in writing or without notice upon termination of the attorney-in-fact and agent's employment with The Brink's Company and any affiliate thereof.

      IN WITNESS WHEREOF, I have hereunto set my hand as of November 17th, 2006.



                                             /s/ Betty C. Alewine
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	                                         Betty C. Alewine